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                          RJR Nabisco Holdings Corp.

               (Name of Registrant as Specified In Its Charter)

                          RJR Nabisco Holdings Corp.

                  (Name of Person(s) Filing Proxy Statement)

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                              [RJR NABISCO logo]


                              Steven F. Goldstone
                                   President
                                      and
                            Chief Executive Officer



                                                              February 6, 1996




Dear Fellow Shareholder:

         Last week, RJR Nabisco reported its fourth quarter financial results, which showed an important turnaround in the company's operating performance. We posted a 13 percent gain in fully diluted earnings per share, absent one-time expenses and extraordinary items, and a 7 pecent gain in operating income versus a 4 percent decline in the first three quarters of the year.

         As I said in my first letter to you in December, we have finally reached the stage at our company where we can truly focus on what needs to be done to improve the value of your investment in RJR Nabisco. Getting to this point has required a lot of sacrifice. We have worked very hard to get out from under billions of dollars in debt left over from the 1989 leveraged buy-out and to rebuild our businesses, many of which missed out on important growth opportunities because of the need to focus on debt repayment.

         The benefit of our business-building became apparent in the quarter's results: the domestic tobacco business achieved stable market share performance for the first time in many years; after a slow start early in the year, the international tobacco business achieved strong growth in both volume and profits; and the food business grew its revenues sharply, which we are confident will translate into a strong earnings base as we move ahead. We completed the year with all three of our major businesses in improved shape and well positioned to enable us to grow the company's earnings and build additional value for shareholders in 1996.

         Another important aspect of our efforts to help our businesses reach their full potential is completion of a tax-free distribution of Nabisco shares to our shareholders - but at the right time, when doing so is in your interest and consistent with the company's commitments. We recently ran an advertisement reaffirming the company's position on this matter, which I've enclosed for your reference.

         Overall, I feel very confident about the company's prospects as we move into 1996. We already are beginning to see improvements in our operating performance, which I expect to continue. Your investment is in good hands, with a board and management who are looking out for your best interests.

                                 Sincerely,


                                 /s/  Steven F. Goldstone
                                 ________________________
                                      Steven F. Goldstone


                               RJR Nabisco, Inc.
                          1301 Avenue of the Americas
                         New York, New York 10019-6013




                                   IMPORTANT

Your best chance to prevent LeBow and Icahn from exploiting your investment in RJR Nabisco is to refuse to sign or return any of the blue consent cards they have mailed to you. Instead, we encourage you to sign the enclosed YELLOW revocation of consent card to the company, which will have no legal effect but would assist RJR Nabisco in monitoring the progress of the LeBow/Icahn consent solicitation.

If you have previously returned a blue consent card to the LeBow/Icahn group, you have every legal right to change your mind and revoke your consent by signing, dating and returning the accompanying YELLOW revocation of consent card to the company, using the enclosed postage-paid envelope.

If you have any questions or need assistance in completing the enclosed YELLOW revocation of consent card, please call RJR Nabisco's solicitors:

         MacKenzie Partners, Inc., toll free, at 1-800-322-2885

         or D.F. King & Co., Inc., toll free, at 1-800-290-6430


To All RJR Nabisco Shareholders:

                               SPIN OFF NABISCO?

                                   YOU BET.

              But at the right time, when it's in your interest.
                         _____                    ____

Your Board of Directors is already committed to a spin-off of the Nabisco food business as soon as it can be accomplished in a manner that is consistent with the company's commitments and does not jeopardize the financial interests of shareholders.

Contrary to what Bennett LeBow and Carl Icahn are telling you, the RJR Nabisco board already knows you support a spin-off of Nabisco.

         o We are already unanimously committed to a spin-off when it will benefit all shareholders;

         o We have taken a number of steps over the past year to make a spin-off possible at the right time;

         o We are in a better position to make a successful spin-off happen at the right time for you than are Bennett LeBow and Carl Icahn.

We retained the best legal, tax and financial advisors available to help us determine how to successfully accomplish a spin-off.

         o We concluded that an "immediate" spin-off as advocated by Lebow and Icahn would undermine - not increase - your share value.

         o We've done what you would expect your directors to do - decide what action is in the best interests of our shareholders, using the best advice available to us. That means a spin-off, but when it won't jeopardize our investment in RJR Nabisco.

         o If we could make an immediate spin-off happen based simply on what we'd like to do, it would already be completed.

In blatantly misleading advertising and letters, LeBow and Icahn have claimed we don't care about shareholders.

         o They couldn't be more wrong. We've been listening to our shareholders. We want a spin-off as much as you do.

         o It's in your best interest, however, for the company to move forward building on its strategies without further distraction from these two financiers who are placing their personal agendas above the interests of the rest of our shareholders.

We're fully committed to spinning off Nabisco at the right time, when it's in
your interest.                                       _____
____

/s/ Charles M. Harper            /s/ Steven F. Goldstone
_____________________            ________________________
    Charles M. Harper                Steven F. Goldstone
    Chairman                         President & Chief Executive Officer


RJR Nabisco's Board of Directors strongly urges you NOT to sign or return any of the BLUE consent cards sent to you by the LeBow/Icahn group or its agents, including Brooke Group.

If you have previously returned a blue consent card to the LeBow/Icahn group, you have every right to change your mind and revoke your consent by signing, dating and returning the YELLOW revocation of consent card using the postage-paid envelope sent to you by RJR Nabisco.

If you have any questions or need assistance completing the YELLOW card, please call:

MacKenzie Partners, Inc.               D.F. King & Co., Inc.

   At Toll Free                            At Toll Free
  1-800-322-8552                         1-800-290-6430


                          RJR NABISCO logo